As filed with the Securities and Exchange Commission on December 4, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

China Technology Development Group Corporation
(Formally known as Tramford International Limited)
(Exact Name of Registrant as Specified in Its Charter)
British Virgin Islands
(State or Other Jurisdiction of Incorporation or Organization)
N/A
(I.R.S. Employer Identification No.)
Unit 1712-13, Tower 1, Admiralty Centre,
18 Harcourt Road,
Hong Kong, China
(Address of Principal Executive Offices)

China Technology Development Group Corporation
2006 Stock Option Plan
(Full Title of the Plan)

Andrew N. Bernstein, Esq.
Andrew N. Bernstein, P.C.
5445 DTC Parkway, Suite 520
Greenwood Village, Colorado 80111
(Name and Address of Agent for Service)

(303) 770-7131
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title Of Securities	Amount To Be	Offering Price	Aggregate Offering	Amount of
To Be Registered(1)	Registered (2)	Per Share (3)	Price	Registration Fee
Common stock, par value $.01 per share	1,000,000 shares	$5.04	$5,040,000	$154.8

(1)	The securities to be registered include options to acquire Common Stock.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act of 1933”), Common Stock offered hereby shall also be deemed to cover additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Computed for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the price at which the options covered by this Registration Statement may be exercised, which was equal to the average of the high and low price per share of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on November 27, 2007.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is incorporated by reference in the Reoffer Prospectus which follows. The Reoffer Prospectus, together with the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, constitutes the Section 10(a) Prospectus.
REOFFER PROSPECTUS
          The material which follows, up to but not including the pages beginning Part II of this Registration Statement, constitutes a prospectus prepared in accordance with the applicable requirements of Part I of Form F-3 and General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the Registrant’s 2006 Stock Option Plan by affiliates of the Registrant, as defined in Rule 405 under the Securities Act of 1933, as amended.
REOFFER PROSPECTUS
1,000,000 SHARES
COMMON STOCK
CHINA TECHNOLOGY DEVELOPMENT GROUP CORPORATION
2006 STOCK OPTION PLAN

          We are registering on behalf of our employees, officers, directors and consultants up to 1,000,000 shares of our common stock purchasable by them pursuant to common stock options granted under our 2006 Stock Option Plan. As of this date, all 1,000,000 options were issued under the Plan and are currently outstanding.
          This prospectus will be used by persons who are our “affiliates” to resell shares purchased by them under the Plan. We will receive no part of the proceeds of any such sales, although we will receive the exercise price for the stock options.
          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
          No person is authorized to give any information or to make any representation regarding the securities we are offering and investors should not rely on any such information. The information provided in the prospectus is as of this date only.
The date of this prospectus is December 4, 2007.

AVAILABLE INFORMATION
          We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, as they apply to a foreign private issuer, and we file reports and other information with the Securities and Exchange Commission. Copies of such material can be obtained from the Public Reference Section of the Commission, 100 F Street, NE, Washington, D.C. 20549 at prescribed rates. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our internet address is http://www.chinactdc.com. Our common stock is traded on the Nasdaq Capital Market under the symbol “CTDC.”
          We furnish annual reports to our shareholders which include audited financial statements. We may furnish such other reports as may be authorized, from time to time, by our board of directors.
INCORPORATION BY REFERENCE
          Certain documents have been incorporated by reference into this prospectus, either in whole or in part. We will provide without charge to each person to whom a prospectus is delivered, upon written or oral request, (i) a copy of the information that has been incorporated by reference (not including exhibits to the information unless such exhibits are specifically incorporated by reference into the information), and (ii) a copy of all documents and information required to be delivered to our employees pursuant to Rule 428(b). Requests for such information shall be addressed to us at China Technology Development Group Corporation, Unit 1712-13, Tower 1, Admiralty Centre, 18 Harcourt Road, Hong Kong, China, telephone: (011) 852-3112-8461.

Introduction
Selling Stockholders
Method of Sale
SEC Position Regarding Indemnification
Description of the Plan
Applicable Securities Law Restrictions
Tax Consequences
Legal Matters
Experts
EX-4.1 2006 STOCK OPTION PLAN
EX-5.1 OPINION OF HARNEY, WESTWOOD & RIEGELS
EX-23.2 CONSENT OF PRICEWATERHOUSE COOPERS
EX-23.3 CONSENT OF FRIEDMAN LLP.

INTRODUCTION
          We are a provider of renewable energy solutions and network security focusing in the solar energy business in China. Having entered the booming solar energy sector in 2007, CTDC is the pioneer producer of cutting-edge thin-film technology in the Photovoltaic (PV) industry in China. In September 2007, CTDC formed a strategic partnership with a US based thin film PV company that has been involved in photovoltaics for 30 years to manufacture and sell the proprietary SnO2 base plates, a key component of a-Si (Amorphous Silicon) Thin Film PV products, which can optimize the performance of Building Integrated Photovoltaic (BIPV). In addition, the Company manufactures and distributes PV application and other energy-saving products.
          Our headquarter is located at Unit 1712-13, Tower 1, Admiralty Centre, 18 Harcourt Road, Hong Kong, China, telephone: (011) 852-3112-8461.
SELLING STOCKHOLDERS
          This prospectus covers possible sales by our executive officers, directors, consultants and employees of shares they acquire through exercise of options granted under our 2006 Stock Option Plan. The names of our affiliates who may be Selling Stockholders from time to time are listed below, along with the number of shares of common stock to be offered for sale. The names of other affiliates who may offer shares for resale in the future, along with the number of shares which may be sold by each affiliate from time to time, will be updated in supplements to this prospectus, which will be filed with the Commission in accordance with Rule 424(b) under the Securities Act. All Selling Stockholders are executive officers and/or directors, employees and consultants. The address of each Selling Stockholder is the same as our address. All shares listed below for sale represent shares issuable upon exercise of options granted under the Plan.

		Maximum Number of Shares Which May
Name of Selling Stockholder	Position	Be Sold Upon Exercise of Options
Alan Li	Chairman of the Board and Chief Executive Officer	150,000

Zhenwei Lu	Executive Director and Chief Operating Officer	80,000

Kang Li	Executive Director and Chief Investment Officer	80,000

Charlene Hua	Chief Financial Officer	60,000

Loong Cheong Chang	Independent Director	30,000

Xinping Shi	Independent Director	30,000

Yu Keung Poon	Independent Director	20,000

Weidong Wang	Independent Director	10,000

Yezhong Ni	Independent Director	10,000

Xiaoping Wang	Independent Director	10,000
METHOD OF SALE
          Sales of the shares offered by this prospectus will be made on The Nasdaq Capital Market, where our common stock is listed for trading, in other markets where our common stock may be traded, or in negotiated transactions. Sales will generally involve payment of customary brokers’ commissions by the Selling Stockholders. There is no present plan of distribution.
SEC POSITION REGARDING INDEMNIFICATION
          Our Memorandum of Association and Articles of Association provide for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful.
          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the provisions described above, we have been informed that, in the opinion of the Commission, indemnification is against public policy as expressed in that Act and is therefore unenforceable.
DESCRIPTION OF THE PLAN
          Our board of directors and our shareholders have adopted and approved the Plan. Options granted pursuant to the Plan constitute either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the Code), or options which constitute nonqualified options at the time of issuance of such options. The Plan provides that incentive stock options and/or non-qualified stock options may be granted to our officers, directors, employees and advisors selected by our Compensation Committee. A total of 1,000,000 shares of common stock are authorized and reserved for issuance under the Plan, subject to adjustment to reflect changes in our capitalization in the case of a stock split, stock dividend or similar event.
          The Plan is administered by our Compensation Committee which has the sole authority to interpret the Plan and to make all determinations necessary or advisable for administering the Plan, including but not limited to:
•	who shall be granted options under the Plan;

•	the term of each option;

•	the number of shares covered by such option;

•	the form of payment of the exercise price

•	the exercise price for the purchase of the shares covered by the option;

•	the period during which the option may be exercised;

•	whether the right to purchase the number of shares covered by the option shall be fully vested on issuance of the option so that such shares may be purchased in full at one time or whether the right to purchase such shares shall become vested over a period of time so that such shares may only be purchased in installments; and

•	the time or times at which the options shall be granted.
          Except in the case of disability or death, no option shall be exercisable after an optionee who is an employee ceases to be employed by the Company; provided, however, the Compensation Committee has the right to extend the exercise period following the date of termination of such optionee’s employment. If an optionee’s employment is terminated by reason of death or disability, the Compensation Committee may extend the option term following the date of termination of the optionee’s employment. Upon the exercise of the option, the exercise price must be paid in full either in cash, certified check or shares of our common stock or a combination.
          If any option to purchase reserved shares shall not be exercised for any reason or if such option to purchase shall terminate as provided by the Plan, such shares which have not been so purchased shall again become available for the purposes of the Plan unless the Plan shall have been terminated.
          The provisions of the Federal Employee Retirement Income Security Act of 1974 do not apply to the Plan. Shares issuable upon exercise of options will not be purchased in open market transactions but will be issued by us from authorized shares. Shares issuable under the Plan may be sold in the open market, without restrictions, as free trading securities. There are no assets administered under the Plan and, accordingly, no investment information is furnished.
          No options may be assigned, transferred, hypothecated or pledged by the option holder except by will, the laws of intestate succession or as permitted by the Commission. No person may create a lien on any securities under the Plan, except by operation of law. However, there are no restrictions on the resale of the shares underlying the options.
          The Plan will remain in effect until December 2016. Additional information concerning the Plan may be obtained from us at our address and telephone number.

APPLICABLE SECURITIES LAW RESTRICTIONS
          If the optionee is deemed to be an “affiliate” (as that term is defined under the Securities Act), the resale of the shares purchased upon exercise of options covered hereby may be subject to certain restrictions and requirements, including compliance with the provisions of Rule 144 promulgated under the Securities Act.
          In addition to the requirements imposed by the Securities Act, the antifraud provisions of the Exchange Act and the rules thereunder (including Rule 10b-5) are applicable to any sale of shares acquired pursuant to the Plan.
          Up to 1,000,000 shares may be issued under the Plan. We have authorized 4,000,000,000 shares of common stock, of which 14,226,497 shares are outstanding as of November 30, 2007. Shares of common stock outstanding are, and those to be issued upon exercise of options will be, fully paid and nonassessable, and each share of common stock is entitled to one vote at all shareholders’ meetings. All common shares are equal to each other with respect to lien rights, liquidation rights and dividend rights. There are no preemptive rights to purchase additional shares by virtue of the fact that a person is one of our shareholders. Shareholders do not have the right to cumulate their votes for the election of directors.
                    Other than common stock, one million (1,000,000) shares of a series of preferred stock, par value $0.01 per share, designated as “Series A Preferred Stock”, are established and created pursuant to the authority conferred on the Board of Directors of the Company by the Memorandum of Association. The voting and other powers, preferences and relative, participating, optional or other rights of the Series A Preferred Stock, and the qualifications, limitations and restrictions thereof, are authorized by the Board of Directors. The Series A Preferred Stock are authorized and contemplated to be issued in the near future in connection with the Sale and Purchase Agreement relating to shares in Faster Assets Limited approved by the annual general meeting of our shareholders held on October 19, 2007.
TAX CONSEQUENCES
          We have been advised that the United States federal income tax consequences of the Plan to us and the optionees, and possible exercise of options granted under the Plan, will depend upon future circumstances and possible changes in the tax laws. The following summary discussion addresses certain United States federal income tax consequences of the Plan. This discussion does not address all of the tax consequences that may be applicable to any particular optionee or to us. In addition, this discussion does not address foreign, state, or local taxes, nor does it address federal taxes other than federal income tax. This discussion is based upon applicable statutes, regulations, case law, administrative interpretations and judicial decisions in effect as of the date of this prospectus.
          The income tax treatment of nonstatutory options is governed by §83 of the Code. This section basically provides that if an option has a readily ascertainable fair market value when granted, then the optionee must recognize ordinary income at the time of grant but not at the time of exercise or disposal; if an option does not have a readily ascertainable fair market value when granted, the optionee must recognize ordinary income at the time of its exercise or disposal of the option but not at the time of its grant. We will receive a corresponding compensation deduction for the amount included by the optionee as income in the same year that the optionee includes such amount as income. Consequently, whether a nonstatutory option has a readily ascertainable fair market value at grant will determine whether the grant or the exercise of the nonstatutory option is the taxable event for the optionee who rendered the services for which the option was granted.

          No tax consequences result from the granting of an incentive stock option or from the exercise of an incentive stock option by the employee. In addition, the employer generally will not be allowed a business expense deduction with respect to an incentive stock option unless the employee disposes of the stock prior to the required holding period. The employee will be taxed at capital gain rates when he sells stock acquired under an incentive stock option plan, provided he has not disposed of the stock for at least two years from the date the option was granted to him and he has held the stock itself at least one year after the stock was transferred to him. If the foregoing holding period rules are not satisfied, the gain that would have been realized at the time the option was exercised is included as ordinary income in the year of the disqualifying sale. For this purpose, the gain is equal to the lesser of (i) the fair market value of the stock on the date of exercise over the option price of the stock, or (ii) the amount realized on disposition over the adjusted basis of the stock. The employer is allowed to deduct a corresponding amount as a business deduction at the same time the employee is required to recognize the ordinary income arising from the early disposition.
          Notwithstanding the preceding, when calculating income for alternative minimum tax purposes, the favorable tax treatment of §421(a) is disregarded and the bargain purchase element (that is, the spread between the option price and the fair market value of the option stock at exercise) of the incentive stock option will be considered as part of the taxpayer’s alternative minimum taxable income.
LEGAL MATTERS
          The validity of the shares offered hereby will be passed on for us by Harney Westwood & Riegels,
1507 The Center, 99 Queen’s Road Central, Central, Hong Kong.
EXPERTS
          Our audited consolidated financial statements as of December 31, 2006 and for each of the three years ended December 31, 2004, 2005 and 2006 have been incorporated by reference in this prospectus in reliance upon the report of PricewaterhouseCoopers and Friedman LLP, independent registered public accounting firms, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.
          Our future financial statements and reports thereon of Friedman LLP also will be incorporated by reference in this prospectus in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          China Technology Development Group Corporation (formerly known as Tramford International Limited) (the “Registrant”) hereby incorporates by reference into this registration statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):
(1)	The Registrant’s latest Annual Report on Form 20-F for the fiscal year ended December 31, 2006 (including its audited financial statements for the years ended December 31, 2004, 2005 and 2006) filed pursuant to the Exchange Act;

(2)	Each of the Registrant’s Reports on Form 6-K filed since the date of its Annual Report on Form 20-F for the fiscal year ended December 31, 2006;

(3)	The Registrant’s definitive Proxy Statement for the Annual Meeting of Shareholders of the Company held October 19, 2007;

(4)	The description of the Common Stock contained in the Company’s Registration Statement on Form F-1 (File No. 333-6082), filed on November 21, 1996, pursuant to Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) including any amendment or report filed for the purpose of updating such description;and

(5)	All subsequent reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act.
          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which de-registers all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          Pursuant to its Articles of Association and subject to the law of British Virgin Islands, the Registrant may indemnify a director or officer out of the assets of the Registrant against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal and administrative or investigative proceedings which the director or officer may have incurred in connection with the execution of the duties of his office. The director or officer may only be indemnified provided the director or officer acted honestly and in good faith with a view to the best interests of the Registrant and in the case of criminal proceedings, the director or officer had no reasonable cause to believe that his conduct was unlawful.
          The Indemnification Sections of the Registrant’s Articles of Association provide, in relevant part, as follows:
          109. Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who
(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

(b)	is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.
          110. The Company may only indemnify a person if the person acted honestly and in good faith and with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.
          111. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful, is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.
          112. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle presager does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

          113. If a person to be indemnified has been successful in defense of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.
          114. The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits.

Exhibit
Number	Description

4.1	2006 Stock Option Plan of the Registrant.

5.1	Opinion of Harney, Westwood & Riegels.

23.1	Consent of Harney, Westwood & Riegels (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)

23.2	Consent of PricewaterhouseCoopers, Hong Kong.

23.3	Consent of Friedman LLP.

24.1	Power of Attorney (included as part of the signature page of this registration statement).
Item 9. Undertakings.
The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided however, that clauses (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, state of New York, on this 4th day of December, 2007.

China Technology Development Group Corporation
By:	/s/ Alan LI
	Name:	Alan Li
	Title:	Director and Chief Executive Officer

POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan Li, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement of Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan Li Alan Li	Chairman of the Board and Chief Executive Officer	December 4, 2007

/s/ Zhenwei Lu Zhenwei Lu	Director and Chief Operating Officer	December 4, 2007

/s/ Xu Qian Xu Qian	Director and Co-Chief Executive Officer	December 4, 2007

/s/ Kang Li Kang Li	Director and Chief Investment Officer	December 4, 2007

/s/ Ju Zhang Ju Zhang	Director	December 4, 2007

/s/ Loong Cheong Chang Loong Cheong Chang	Independent Director	December 4, 2007

/s/ Xiaoping Wang Xiaoping Wang	Independent Director	December 4, 2007

Signature	Title	Date

/s/ Yezhong Ni Yezhong Ni	Independent Director	December 4, 2007

/s/ Weidong Wang Weidong Wang	Independent Director	December 4, 2007

/s/ Yu Keung Poon Yu Keung Poon	Independent Director	December 4, 2007

/s/ Xinping Shi Xinping Shi	Independent Director	December 4, 2007

EXHIBIT INDEX

Exhibit
Number	Description

4.1	2006 Stock Option Plan of the Registrant.

5.1	Opinion of Harney, Westwood & Riegels.

23.1	Consent of Harney, Westwood & Riegels (contained in its opinion filed as Exhibit 5.1 to this Registration Statement)

23.2	Consent of PricewaterhouseCoopers, Hong Kong

23.3	Consent of Friedman LLP.

24.1	Power of Attorney (included as part of the signature page of this registration statement).